Exhibit 99.1

FIDELITY NATIONAL FINANCIAL, INC. 601 RIVERSIDE AVENUE JACKSONVILLE, FL 32204

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M75512-P53111                    KEEP  THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FIDELITY NATIONAL FINANCIAL, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The board of directors recommends you vote FOR the following:
6.	To elect four Class III directors to serve until the 2017 Annual Meeting of Stockholders or until their successors are duly elected and qualified or until their earlier death, resignation or removal; ☐	☐	☐

Nominees:
01) William P. Foley, II
02) Douglas K. Ammerman
03) Thomas M. Hagerty
04) Peter O. Shea, Jr.

The board of directors recommends you vote FOR the following proposals:					For	Against	Abstain
1.	To approve the Tracking Stock Proposal, a proposal to amend and restate Fidelity National Financial, Inc.’s (FNF) certificate of incorporation to (i) reclassify existing FNF Class A Common Stock (Old FNF common stock) into two new tracking stocks, one to be designated the FNF Group common stock (FNF common stock) and the other to be designated the FNFV Group common stock (FNFV common stock) and (ii) provide for the attribution of the businesses, assets and liabilities of FNF between its core title insurance, real estate, technology and mortgage related businesses (the FNF Group) and its portfolio company investments (the FNFV Group);				☐	☐	☐

2.	To approve the Reclassification Proposal, a proposal to change each outstanding share of Old FNF common stock into one share of FNF common stock and 0.3333 of a share of FNFV common stock;				☐	☐	☐

3.	To approve the Optional Conversion Proposal, a proposal to amend and restate FNF’s certificate of incorporation, in connection with the recapitalization of the Old FNF common stock into two new tracking stocks, to provide the FNF board of directors with discretion to convert shares of the common stock intended to track the performance of either of the FNF Group or the FNFV Group into common stock intended to track the performance of FNF as a whole;				☐	☐	☐

4.	To approve the Group Disposition Proposal (together with the Tracking Stock Proposal, the Reclassification Proposal and the Optional Conversion Proposal, the Recapitalization Proposals), a proposal to amend and restate FNF’s certificate of incorporation, in connection with the recapitalization of the Old FNF common stock into two new tracking stocks, to provide the FNF board of directors with discretion to permit the sale of all or substantially all of the assets attributed to the FNF Group and/or the FNFV Group without the vote of the stockholders of that group, if the net proceeds of such sale are distributed to the holders of that stock by means of a dividend or redemption, that stock is converted into stock of the other group or a combination of the foregoing is effected;				☐	☐	☐

Each of the Tracking Stock Proposal, the Reclassification Proposal, the Optional Conversion Proposal, and the Group Disposition Proposal is dependent on the others, and none of them will be implemented unless they are all approved at the annual meeting.

5.	To approve the Adjournment Proposal, a proposal to authorize the adjournment of the annual meeting by FNF to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes are not represented at the annual meeting to approve the Recapitalization Proposals;				☐	☐	☐

7.	To approve the Say on Pay Proposal, a proposal to approve a non-binding advisory resolution on the compensation paid to FNF’s named executive officers;				☐	☐	☐

8.	To approve the FNF Employee Stock Purchase Plan Proposal, a proposal to amend and restate the Fidelity National Financial, Inc. 2013 Employee Stock Purchase Plan to add a cash matching feature and to limit the total number of shares of Old FNF common stock that may be purchased on the open market with cash contributed into the plan;				☐	☐	☐

9.	To approve the Auditors Ratification Proposal, a proposal to ratify the appointment of KPMG LLP as FNF’s independent registered public accounting firm for the 2014 fiscal year.				☐	☐	☐

10.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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M75513-P53111

FIDELITY NATIONAL FINANCIAL, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 18, 2014

The undersigned hereby appoints William P. Foley, II, Raymond R. Quirk, and Michael L. Gravelle of Fidelity National Financial, Inc. (“FNF”), and each of them, as Proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of common stock of FNF held of record by the undersigned as of May 7, 2014, at the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern time, in the Peninsular Auditorium at 601 Riverside Avenue, Jacksonville, FL 32204 on June 18, 2014, or any adjournment thereof.

This instruction and proxy card is also solicited by the board of directors of FNF for use at the Annual Meeting of Stockholders on June 18, 2014 at 10:00 a.m., Eastern time, from persons who participate in the Fidelity National Financial, Inc. 401(k) Profit Sharing Plan (the “401(k) Plan”).

By signing this instruction and proxy card, the undersigned hereby instructs Wells Fargo Bank Minnesota, N.A., (the “Trustee” for the 401(k) Plan) to exercise the voting rights relating to any shares of common stock of FNF allocable to his or her account(s) as of May 7, 2014. For shares voted by mail, this instruction and proxy card is to be returned to the tabulation agent (Fidelity National Financial, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717). All voting instructions for shares in the 401(k) Plan, whether voted by mail, telephone or internet, must be received by 11:59 p.m., Eastern Time, on June 15, 2014. The Trustee will tabulate the votes from all 401(k) Plan participants received by the deadline and will determine the ratio of votes for and against each item. The Trustee will then vote all shares held in the 401(k) Plan according to these ratios.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

Continued and to be signed on reverse side